                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                         PEREGRINE PHARMACEUTICALS, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

         4)  Proposed maximum aggregate value of transaction:

 ................................................................................
         *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Fee previously paid by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:

 ................................................................................
         2)  Form, Schedule or Registration Statement No.:

 ................................................................................
         3)  Filing Party:

 ................................................................................
         4)  Date Filed:

 ................................................................................

                     Peregrine Pharmaceuticals, Inc. [Logo]




                                 August 27, 2001


Dear Stockholder:

         We invite you to attend our Annual Meeting of Stockholders on Wednesday, October 24, 2001, at the Irvine Marriott Hotel in Irvine, California. At the meeting, you will be asked to vote for the election of our Directors. You will also hear an update on the Company and have a chance to meet our directors and executive officers.

         This booklet includes the formal notice of meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director candidates.

         For those stockholders with an e-mail account and access to the Internet, you may be able to access http://www.proxyvote.com to vote your shares over the Internet. This electronic means of communication is quick and convenient and can save the Company a substantial amount of money in postage costs.

         Even if you only own a few shares, we want your shares to be represented at the meeting. Whether or not you attend the meeting, please vote your shares either by returning your proxy card or, if eligible, by voting by telephone or Internet as soon as possible. The enclosed proxy card contains instructions on how to vote by telephone or over the Internet. We hope you'll be able to attend the meeting and we look forward to seeing you on October 24th.


                                            Sincerely yours,


                                            /s/ Edward J. Legere
                                            ------------------------------------
                                            Edward J. Legere
                                            President & Chief Executive Officer


--------------------------------------------------------------------------------

           14272 FRANKLIN AVENUE, SUITE 100, TUSTIN, CALIFORNIA 92780

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                OCTOBER 24, 2001




To Our Stockholders:

         We would like to inform you, our stockholders, of the 2001 Annual Meeting of Stockholders of Peregrine Pharmaceuticals, Inc.

DATE AND TIME:
--------------

         Wednesday, October 24, 2001 at 10:00 a.m., Pacific Time

LOCATION:
---------

         Irvine Marriott
         18000 Von Karman Avenue
         Irvine, California  92612

PURPOSE:
--------

         1)  Elect the four directors;
         2)  Ratify appointment of independent auditors; and
         3)  Conduct other business that is properly raised.

         Only stockholders of record at the close of business on August 27, 2001, will be entitled to vote at the meeting.

         Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope, or vote by telephone or over the Internet, if eligible, by following the instructions on the proxy card.


                                             By Order of the Board of Directors,

                                             /s/ Paul J. Lytle
                                             --------------------------
                                             Paul J. Lytle
                                             Vice President,
                                             Finance & Accounting
                                             Corporate Secretary

Tustin, California
August 27, 2001

                              GENERAL INFORMATION

GENERAL INFORMATION

         We sent you these proxy materials because the Board of Directors of Peregrine Pharmaceuticals, Inc. ("Peregrine" or "the Company") is soliciting your proxy to vote your common shares at the Annual Meeting. This Proxy Statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. On September 10th, 2001, we began mailing these proxy materials to all stockholders of record at the close of business on August 27, 2001.

SOLICITATION OF PROXIES

         Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. We do not expect to engage an outside firm to solicit votes.

WHO MAY VOTE

         Stockholders of Peregrine, as recorded in our stock register at the close of business on August 27, 2001, may vote at the Annual Meeting. Each share of Peregrine's common stock is entitled to one vote. As of August 27, 2001, there were 100,989,765 shares of common stock outstanding and entitled to vote.

HOW TO VOTE

There are three ways to vote by proxy:

         (1) You can vote by mail by signing, dating and mailing the enclosed proxy card.
         (2) You can use the toll-free telephone number on your proxy card (if eligible);
         (3) You can vote over the Internet by following the instructions on the proxy card (if eligible);

         You may also vote in person at the meeting. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW DO PROXIES WORK

         Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposal or abstain from voting.

         If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the ratification of the independent auditors.

         You may receive more than one voting or proxy card depending on how you hold your shares. If you hold shares through someone else, such as a broker, you may get material from them asking how you want to vote.

REVOKING A PROXY

         You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying Peregrine in writing at the following address. Your most current proxy card or telephone or Internet vote is the one that is counted.

                                    PEREGRINE PHARMACEUTICALS, INC.
                                    Attn.: Corporate Secretary
                                    14272 Franklin Avenue, Suite 100
                                    Tustin, California  92780

WHAT IS A QUORUM

         In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

VOTES NEEDED

         Directors are elected by a plurality of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected to that slot. Approval of the other proposals requires the favorable vote of a majority of the shares present at the meeting, either by proxy or in person. Abstentions and broker non-votes have the same effect as a vote against matters other than director elections, since they count in determining whether the shares are present, but not as a vote for those matters.

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

         The first proposal on the agenda for the Annual Meeting will be electing four Directors to serve until the next annual meeting or until their successors are elected. Unless authority to vote for Directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below. Under Delaware law, the four nominees receiving the highest number of votes will be elected as Directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect.

         Each of the nominees is an incumbent Director. Each of the nominees has consented to serve as a Director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

         The following is a brief biography of each nominee. You will find information on their holdings of Peregrine Common Stock in the "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" section on page 7.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

         CARLTON M. JOHNSON was appointed a Director on November 3, 1999. Since 1996, Mr. Johnson has served as legal counsel for Swartz Investments, LLC. Mr. Johnson has been an active member of the Alabama State Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997. He has been a shareholder in the Florida AV rated, Bar registered firm of Smith, Sauer, DeMaria & Johnson and Vice President and President-Elect of the 600 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned his degree in History/Political Science at Auburn University and his Juris Doctor at Samford University - Cumberland School of Law.

         EDWARD J. LEGERE was appointed our President and Chief Executive Officer in April 2001, and was re-appointed as a Director on December 29, 1999. Prior to that, Mr. Legere served as a Director of Peregrine from October 28, 1992 until September 8, 1998. Mr. Legere has been President of Unified Management Corp., a business management, trade and consulting company, since September 1992. Since December 1995, Mr. Legere has been the general partner of Biotechnology Development, Ltd., a biotechnology development and investment partnership located in Las Vegas, Nevada, and was the general partner of Legere Enterprises, Ltd., a biotechnology investment company located in Las Vegas, Nevada and a former affiliate of Peregrine (by stock ownership). Legere Enterprises, Ltd. was dissolved in October 2000. Mr. Legere holds a B.S. degree in international business from Florida Atlantic University in Boca Raton, Florida and a M.B.A. from the University of Chicago, Chicago, Illinois.

         ERIC S. SWARTZ was appointed a Director on November 3, 1999. Mr. Swartz is the founder and President of Swartz Investments, LLC, which he started in 1993. Mr. Swartz was previously a Vice President at Bear Stearns & Co. specializing in foreign institutional equity investments in U.S. securities. Prior to that, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. Mr. Swartz has approximately 18 years of experience in the securities business.

         CLIVE R. TAYLOR, M.D., PH.D. has served as a Director of the Company since November 2, 1988. He is professor of pathology at the University of Southern California, Chairman of the Department of Pathology and Dean of Educational Affairs. Currently, Dr. Taylor serves as a Director of Laboratories for the Los Angeles County Medical Center and is on the attending staff of the Kenneth Norris, Jr. Cancer Hospital and Research Institute. Dr. Taylor also serves as director on three privately held companies. He received his M.D. degree from Cambridge University and his Ph.D. from Oxford University and is board certified by the American Board of Pathology in Anatomic and Clinical Pathology.

DIRECTORS COMPENSATION

         Directors who also are Company employees receive no compensation for serving as Directors. In addition, a Director is not compensated for attending meetings of Committees of the Board of Directors on which such Director serves. Non-employee directors are compensated at the discretion of the Board.

         Under a separate agreement, during fiscal year 2001, the Company granted Mr. Carlton Johnson an option to purchase up to 350,000 shares of the Company's common stock at an exercise price of $1.62 per share, which was 110% of the fair market value of the common stock on the date of grant. The option vests with respect 200,000 underlying shares over 24 equal monthly installments. The remaining 150,000 underlying shares will vest with respect to 50,000 shares for each licensing or collaboration agreement signed by the Company, up to a maximum of three. In addition, Mr. Johnson was paid $4,900 per month, effective February 12, 2001, for consulting services provided to the Company beyond his duties as a member of the Board of Directors.

         Dr. Taylor received $24,000 during fiscal year 2001 for scientific professional fees.

         Mr. Legere and Mr. Swartz did not receive any compensation for their services as members of the Board of Directors and waived their participation in the 1996 Option Plan as non-employee Directors.

         Mr. Legere, as compensation for accepting the position of President and Chief Executive Officer, was granted an option to purchase 350,000 shares of the Company's common stock at an exercise price of $1.47 per share. The option will vest in one-third increments only if the average closing price of the Company's common stock for a period of thirty consecutive trading days reaches $10, $20, and $30, respectively.

         Under an Equity Line of Credit, the Company, during the fiscal year 2001, issued 475,417 shares of common stock, warrants to purchase up to 47,540 shares of common stock and paid cash commissions of $714,000, as placement agent fees to Dunwoody Brokerage Services, Inc. Mr. Swartz has a contractual right to 50% of the placement fees paid to Dunwoody Brokerage Services, Inc. During July 2001, Dunwoody Brokerage Services, Inc. assigned 50% of the shares and warrants to Mr. Swartz. The Equity Line of Credit was consummated in June 1998 when Mr. Swartz had no Board affiliation with the Company.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

         There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held 12 formal meetings during the fiscal year ended April 30, 2001. Each incumbent Director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2001.

         The Organization and Compensation Committee reviews employee and incentive compensation plans, the Company's Stock Option and Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. The Organization and Compensation Committee held five meetings during the fiscal year ended April 30, 2001. In addition, the Committee reviews the effectiveness of the overall Company organization and the Board of Directors, including nominating individuals to serve as members of the Board of Directors. The Committee's members are Mr. Eric S. Swartz and Dr. Clive R. Taylor.

         The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews, and reviewing internal accounting controls. The Audit Committee held three meetings during the fiscal year ended April 30, 2001. On June 2, 2000, the Board of Directors adopted a new Audit Committee Charter that complies with the new standards set forth in Securities and Exchange Commission regulations and The Nasdaq Stock Market's independent director and audit committee listing standards. These changes require, in part, that all companies listed on Nasdaq or that had applied for listing on Nasdaq prior to December 14, 1999, certify by June 14, 2000 that they have adopted a formal written Audit Committee Charter and that they will review and assess the adequacy of the charter on an annual basis. In addition, all of such companies must also certify that they comply, and will continue to comply, with the new Audit Committee structure and membership requirements set forth in such regulations and listing standards by June 14, 2001. We are in compliance with our Audit Committee Charter and the Nasdaq requirements. The current Audit Committee members are Mr. Carlton M. Johnson, Mr. Eric S. Swartz, and Dr. Clive
R. Taylor.


                             AUDIT COMMITTEE REPORT

         Each year the Board of Directors appoints an Audit Committee to review the Company's financial matters. Each member of the Audit Committee meets the independence requirements set by The Nasdaq Stock Market. The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be hired as the Company's independent accountants. The Audit Committee is also responsible for recommending to the Board that the Company's financial statements be included in its annual report. The Audit Committee has taken the following steps in making its recommendation that the Company's financial statements be included in it annual report:

         1. The Audit Committee discussed with Ernst & Young LLP, the Company's independent accountants for fiscal year ended April 30, 2001, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

         2. The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

         3. The Audit Committee reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's audited consolidated balance sheet at April 30, 2001, and consolidated statements of income, cash flows and stockholders' equity for the fiscal year ended April 30, 2001.

                  Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company's financial statements be included in its annual report for its fiscal year ended April 30, 2001. The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending April 30, 2002.

                  The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                       MEMBERS OF THE AUDIT COMMITTEE


                                       Carlton M. Johnson
                                       Eric S. Swartz
                                       Clive R. Taylor, M.D., Ph.D.


                   RATIFY APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 2 ON THE PROXY CARD)

         The next proposal on the agenda for the Annual Meeting will be ratifying the Board's appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2002. Ernst & Young LLP served in this capacity for each of the three years ended April 30, 2001, and has reported on the Company's fiscal year 2001 consolidated financial statements. During the three fiscal years ended April 30, 2001, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2002.

         Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         AUDIT FEES

         Ernst & Young LLP's fees for our 2001 audit and the reviews of our quarterly financial statements were $81,000.

         ALL OTHER FEES

         Fees paid to Ernst & Young LLP's for all other professional services rendered to us during fiscal year 2001 were approximately $44,000. These services were primarily related to the review of other reports filed with the Securities and Exchange Commission and taxation services.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2002.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 30, 2001.


                     NAME                       AGE                            POSITION
     -------------------------------------    --------    ---------------------------------------------------
     Edward J. Legere                           38        President & Chief Executive Officer, and a
                                                          Director

     Terrence G. Chew, M.D.                     54        Senior Vice President, Regulatory & Clinical
                                                          Affairs

     Steven W. King                             37        Vice President, Technology & Product Development

     Paul J. Lytle                              33        Vice President, Finance & Accounting and
                                                          Corporate Secretary

     Carlton M. Johnson                         41        Director

     Eric S. Swartz                             45        Director

     Clive R. Taylor, M.D., Ph.D.               56        Director

         TERRENCE G. CHEW, M.D. started with Peregrine on August 30, 1999 as the Vice President of Regulatory and Clinical Affairs. Prior to joining Peregrine, Dr. Chew worked for SkyePharma Inc., a publicly traded pharmaceutical company, where he guided the clinical development and regulatory program for a drug that resulted in FDA approval. Prior to SkyePharma Inc., he was Medical Research Director at Agouron Pharmaceuticals from 1996 to 1998 where he was involved in all phases of clinical development of several oncology compounds. Previous to this, Dr. Chew held clinical research and medical positions with Johnson & Johnson Company and Rhone-Poulenc Rorer Corporation (now Aventis). In addition to his academic experience that includes positions as Medical Director at Saint Francis Memorial Hospital, and Assistant Clinical Professor (Oncology) at University of California, Davis, Dr. Chew also spent 14 years in the private practice of oncology and hematology. He holds a Bachelors Degree in Biochemistry from the University of California, Berkeley, and received his M.D. from the University of California, Los Angeles.

         STEVEN W. KING was appointed our Vice President of Technology and Product Development during February 2000. Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development. Mr. King was previously employed at a company Peregrine acquired in 1997, which held the rights to the Vascular Targeting Agent technology. In 1998, he was promoted to Senior Director of Research and Development and has been responsible for all product development and radiolabeling programs. Mr. King previously worked with Dr. Phillip Thorpe, inventor of the Company's VTA technology, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 25 U.S. and foreign patents and patent applications in the VTA area.

         PAUL J. LYTLE was appointed our Vice President of Finance and Accounting on February 15, 2000 and later appointed Corporate Secretary on June 19, 2000. Mr. Lytle started with the Company in March 1997 as the Company's Corporate Controller. Mr. Lytle currently oversees the Finance & Accounting Department, SEC Reporting, Human Resources and Information Technology. Prior to joining Peregrine, Mr. Lytle worked for Deloitte & Touche LLP, a Big 5 Accounting Firm, from 1992 to 1997, where he coordinated, planned, supervised, and consulted on financial audits for clients in various industries, including biotechnology, healthcare, manufacturing and service related entities. Prior to Deloitte & Touche LLP, Mr. Lytle worked in the retail branch division for two separate banking institutions. Mr. Lytle holds a Bachelor of Science in Business Administration from the California State University at Long Beach and is a certified public accountant in the State of California.

         A detailed discussion of the Directors, including the President & Chief Executive Officer, can be found under "ELECTION OF DIRECTORS" on page 2.


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The below table shows how much common stock each executive named in the "Summary Compensation Table" on page 9 and each non-employee director and nominee beneficially owned as of August 27, 2001. No other person or entity owned more than 5% of the Company's common stock.

                                                                              BENEFICIAL OWNERSHIP OF
                                                                                   COMMON STOCK
                                                                  ------------------------------------------
                                                                        NUMBER OF
              DIRECTORS AND NAME EXECUTIVE OFFICERS                     SHARES (A)            PERCENT (B)
  --------------------------------------------------------------- ----------------------    ----------------
  Carlton M. Johnson                                                      300,000  (C)             *
  Edward J. Legere                                                      9,718,738  (D)             9.05%
  Eric S. Swartz                                                        2,456,013  (E)             2.41%
  Clive R. Taylor, M.D., Ph.D.                                          1,169,875  (F)             1.15%
  John N. Bonfiglio                                                       382,917  (G)             *
  Terrence G. Chew, M.D.                                                  270,550  (H)             *
  Steven W. King                                                          195,500  (I)             *
  Paul J. Lytle                                                           175,083  (J)             *
                                                                  ----------------------    ----------------
  All Directors and Named Executive Officers as a Group
  (8 in number)                                                        14,668,676  (K)            13.24%
----------------------------

  * Represents less than 1% of the outstanding shares of Common Stock of the Company.

(A) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(B) Percentages for the Common Stock computed on the basis of 100,989,765 shares outstanding at August 27, 2001, plus shares that could be acquired by each Director, nominee for Director or Named Executive Officer individually through the exercise of stock options and warrants during the 60-day period ending October 26, 2001.

(C) Includes 300,000 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 26, 2001.

(D) Includes 2,723,809 shares of Common Stock owned by Biotechnology Development, Ltd. and an aggregate of 6,400,000 shares of Common Stock issuable upon exercise of warrants owned by Biotechnology Development, Ltd. Biotechnology Development, Ltd. is a Nevada limited partnership controlled by Mr. Legere.

(E) Includes 540,708 shares of Common Stock issuable upon the exercise of warrants owned by Eric S. Swartz and; 236,000 shares of Common Stock owned by Swartz Ventures, Inc. and 419,750 shares of Common Stock issuable upon the exercise of warrants owned by Swartz Ventures, Inc. Also includes 45,455 shares of common stock and up to 4,545 shares of common stock issuable upon the exercise of warrants owned by Dunwoody Brokerage Services, Inc. Mr. Swartz has sole control over Swartz Ventures, Inc. and has a contractual right to 50% of the shares and warrants owned by Dunwoody Brokerage Services, Inc.

(F) Includes 42,000 shares of Common Stock owned by members of Dr. Taylor's family as to which he may be deemed to be the beneficial owner. Also includes 1,108,875 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 26, 2001.

(G) Represents 382,917 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 26, 2001.

(H) Represents 270,550 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 26, 2001.

(I) Represents 193,500 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 26, 2001.

(J) Represents 175,083 shares of Common Stock issuable upon the exercise of outstanding stock options exercisable during the 60-day period ending October 26, 2001.

(K) Includes the securities described in (C), (D), (E), (F), (G), (H), (I) and (J).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During September 1995, the Company entered into an agreement with Cancer Therapeutics, Inc. whereby the Company granted to Cancer Therapeutics, Inc. the exclusive right to sublicense TNT to a major pharmaceutical company solely in the Peoples Republic of China for a period of 10 years, subject to the major pharmaceutical company obtaining product approval within 36 months. In exchange for this right, the major pharmaceutical company would be required to fund not less than $3,000,000 for research and development expenses of Cancer Therapeutics related to TNT and the Company would retain exclusive rights to all research, product development and data outside of the Peoples Republic of China. The technology was then sublicensed to Brilliance Shanghai Pharmaceuticals, Inc. ("Brilliance"). In addition, the Company is entitled to receive 50% of all revenues received by Cancer Therapeutics with respect to its sublicensing of TNT to Brilliance. During March 2001, the Company extended the exclusive licensing period granted to Cancer Therapeutics, which now expires on December 31, 2016. Dr. Clive Taylor, a member of the Company's Board of Directors, owns 26% of Cancer Therapeutics and is an officer and director of Cancer Therapeutics. Dr. Taylor has abstained from voting at meetings of the Company's board of directors on any matters relating to Cancer Therapeutics or Brilliance. Through fiscal year ended April 30, 2001, Cancer Therapeutics has not derived any revenues from its agreement with Brilliance.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned by the current President and Chief Executive Officer, the former Chief Executive Officer, and all other executive officers of the Company whose compensation exceeded $100,000 for fiscal year 2001, for services rendered in all capacities to the Company for each of the last three fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Executive Officers".

                                                                              LONG-TERM
                                                                             COMPENSATION
                                             ANNUAL COMPENSATION                AWARD
                                      ------------------------------------   ------------
                                                                             SECURITIES
    NAME AND PRINCIPAL                FISCAL                                 UNDERLYING       OTHER
          POSITION                     YEAR       SALARY(1)      BONUS         OPTIONS     COMPENSATION
          --------                     ----    ------------- -------------   ------------  --------------
Edward J. Legere                       2001    $     38,077  $        -          350,000        -   (2)
   President and                       2000    $        -    $        -              -          -
   Chief Executive Officer (3)         1999    $        -    $        -              -          -

John N. Bonfiglio, Ph.D.               2001    $    263,098  $     47,000            -          -   (2)
   former President and Chief          2000    $    201,811  $     70,875      1,066,666        -   (2)
   Executive Officer (4)               1999    $    140,769  $     63,000        120,000        -   (2)

Terrence G. Chew, M.D.                 2001    $    202,154  $     60,000            -          -   (2)
   Vice President, Regulatory and      2000    $    134,615  $        -          650,000        -   (2)
   Clinical Affairs (5)                1999    $        -    $        -              -          -

Steven W. King                         2001    $    147,539  $     42,000            -          -   (2)
   Vice President, Technology          2000    $    131,692  $     17,500        480,000        -   (2)
    & Product Development              1999    $     86,596  $        -           30,000        -   (2)

Paul J. Lytle                          2001    $    136,462  $     39,000            -          -   (2)
   Vice President,                     2000    $    113,253  $     17,500        330,000        -   (2)
   Finance  and Accounting,            1999    $     82,212  $        -           30,000        -   (2)
   Corporate Secretary
-------------------

(1) Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year and includes employee contribution amounts deferred under the Company's 401-K Plan.

(2)  Amounts were not significant enough to meet the disclosure requirements.

(3) Mr. Legere became an employee of the Company during February 2001. Under his employment agreement, Mr. Legere will receive an annual base salary of $185,000. If Mr. Legere's employment is terminated by the Company without cause or within ninety (90) days following a change in control of the Company, he will receive an amount equal to six (6) months' pay at his base rate.

(4)  Dr. Bonfiglio resigned from such position during April 2001.

(5)  Dr. Chew commenced employment with the Company on August 30, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants during the fiscal year ended April 30, 2001 to the Named Executive Officers.

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                      NUMBER OF           PERCENT                                        ANNUAL RATES OF
                                     SECURITIES        TOTAL OPTIONS        EXERCISE                    STOCK APPRECIATION
                                     UNDERLYING          GRANTED TO          PRICE                      FOR OPTION TERM (3)
                           GRANT       OPTIONS        ALL EMPLOYEES IN    (PER SHARE)    EXPIRATION  -------------------------
    NAMED OFFICER          DATE        GRANTED        FISCAL YEAR (1)         (2)           DATE         5%            10%
----------------------- ---------- ---------------- --------------------- ------------- ------------ ----------- -------------
Edward J. Legere         03/30/01      350,000             31.1%          $       1.47   03/30/11    $  323,566   $ 819,981


------------------------

(1) Options to purchase an aggregate of 1,127,000 shares were granted to all employees, Directors and consultants during the fiscal year ended April 30, 2001, including the Named Executive Officers, under the Company's 1996 Stock Incentive Plan. Other than the above grant, no other options were granted to the Named Executive Officers.

(2) All options were granted at an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant. Fair market value is the closing price of the Common Stock on the date of grant.

(3) These columns show the gains the Named Executive Officer could realize if Peregrine's common stock on the date of grant appreciates at a rate of 5% or 10% over the ten-year term of the option. These growth rates are arbitrary assumptions specified by the Securities and Exchange Commission and are not predictions of Peregrine. In addition, the option granted to Mr. Legere will vest in one-third increments only if the average price of the Company's common stock during thirty consecutive trading days reaches $10, $20, and $30, respectively. Mr. Legere's option would not vest during the ten-year term assuming a 5% or 10% appreciation per year based on the stock price milestones included in his agreement.

                 OPTION EXERCISES AND VALUES AT FISCAL YEAR END

         The following table provides information on option exercises in the fiscal year ended April 30, 2001, by the Named Executive Officers and the value of unexercised options held by the Named Executive Officers as of April 30, 2001.

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS AT
                                 SHARES                          AT APRIL 30, 2001                APRIL 30, 2001 (2)
                              ACQUIRED ON       VALUE       ---------------------------     ---------------------------
           NAME                 EXERCISE     REALIZED (1)   EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
           ----                 --------     ------------   -----------   -------------     -----------   -------------
Edward J. Legere                      -      $       -               -          350,000    $       -      $         -
John N. Bonfiglio                     -      $       -          402,917              -     $   254,254    $         -
Terrence G. Chew                  23,700     $   24,524         126,800         432,833    $    53,818    $     214,411
Steven W. King                        -      $       -          107,250         333,583    $    73,366    $     247,425
Paul J. Lytle                         -      $       -           93,000         222,833    $    58,974    $     135,568
------------------------

(1) The value realized upon the exercise of stock options represents the difference between the exercise price of the stock option and the fair market value of the shares, multiplied by the number of options exercised on the date of exercise.
(2) The value of "In-the-money" options represents the positive spread between the exercise price of the option and the fair market value of the underlying shares based on the closing stock price on April 30, 2001, which was $1.35 per share. "In-the-Money" options includes only those options where the fair market value of the stock is higher than the exercise price of the option on the date specified. The actual value, if any, an executive realizes on the exercise of options will depend on the fair market value of Peregrine stock at the time of exercise.

              REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

         The following report is submitted by the members of the Organization and Compensation Committee with respect to the executive compensation policies established by the Organization and Compensation Committee and compensation paid or awarded to executive officers for the fiscal year ended April 30, 2001.

         COMPENSATION POLICIES AND OBJECTIVES. The administration of the Company's compensation program is designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a highly competitive and uncertain environment. The Organization and Compensation Committee determines the Chief Executive Officer's compensation and the compensation of all executive officers by taking into consideration (i) what other chief executive officers and executive officers in the industry receive as compensation, (ii) what the Company can afford to pay, (iii) available alternative sources of compensation such as incentive stock options, (iv) annual incentive compensation that varies in a consistent manner with achievement of individual objectives and financial performance objectives of the Company, and
(v) long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals. In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements. As the Company has a history of operating losses, no specific relationship of the Company's financial performance was used in determining executive officer compensation.

         The Organization and Compensation Committee took into consideration the compensation of executive officers of similar companies within the industry for consideration of executive officer salaries. While the Organization and Compensation Committee considers the salary of other executive officers in the industry important in the consideration of its decision with respect to the executive officers' compensation, in light of the turnover history in the Company's executive ranks, the controlling factors were the compensation requirements necessary to retain the remaining current executive officers. Accordingly, the Organization and Compensation Committee based its determination of executive compensation primarily by way of comparison to the total compensation package of executive officers at comparable companies, consisting of bonus compensation and option grants in addition to an annual salary and benefits, while taking into consideration the financial condition of the Company.

         LONG-TERM INCENTIVE COMPENSATION - STOCK OPTIONS. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. Stock options only have value if the stock price appreciates in value from the date the options are granted. The number of options granted to each employee was based primarily on the employee's ability to influence the Company's long-term growth and profitability. If a participant were to leave prior to vesting in these options, a significant number of the options would be forfeited. This makes it more difficult for competitors to recruit key employees away from the Company during this critical time for clinical trials. In addition, these grants bring the percentage of fully diluted shares outstanding held by Peregrine's executive officers and employees more in line with peer organizations. The Organization and Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely align the interests of management and other employees of the Company with stockholder value and motivate the Company's officers to improve long-term stock market performance.

         BENEFITS. Benefits offered to employees serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the adverse financial effects that can result from illness, disability or death and to provide a reasonable level of insurance coverage for any medical, dental and vision problems that may be experienced by the Company's employees, as well as preventative care, at a reduced expense to the Company's employees. Benefits offered to executive officers are largely the same as those that are offered to the general employee population.

         Respectfully submitted,


         Eric S. Swartz
         Clive R. Taylor, M.D., Ph.D.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 2001, the Company's executive officers, Directors and all persons who own more than ten percent (10%) of a registered class of the Company's equity securities complied with all
Section 16(a) filing requirements except for one late filing by Dr. Chew with respect to the sale of 23,700 shares of the Company's common stock in April 2001, which was filed on June 4, 2001.

     ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER TRADING

         The following non-employee Directors serve on the Organization and Compensation Committee of the Board of Directors: Eric S. Swartz and Clive R. Taylor, M.D., Ph.D. There are no interlocks of executive officers or Directors of the Company serving on the compensation committee or equivalent committee of another entity which has any director or executive officer serving on the Organization and Compensation Committee, other committees or the Board of Directors of the Company.


                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and Nasdaq Peer group for the period that commenced on April 30, 1996 and ended April 30, 2001.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PERFORMANCE GRAPH BELOW AND THE UNDERLYING DATA, SHALL NOT BE INCORPORATED BY REFERENCE IN ANY SUCH FILINGS.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

        [GRAPH OF COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS HERE]

         The underlying data for the above graph is as follows:

                                         April 30,   April 30,   April 30,    April 30,   April 30,   April 30,
                                            1996        1997        1998        1999         2000        2001
                                         ----------- ----------- ----------- ------------ ----------- -----------
   Peregrine Pharmaceuticals, Inc.       $     100   $      76   $      11   $      15    $      68   $      22
   Nasdaq Pharmaceutical Index           $     100   $      82   $     101   $     121    $     244   $     234
   Nasdaq Market Index                   $     100   $     106   $     158   $     217    $     329   $     180

         The total cumulative returns on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index are based on the assumptions that on May 1, 1996, $100 was invested in the Common Stock and in each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.


                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2001, including audited consolidated financial statements, has been mailed to the Stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.


                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Suite 100, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company's public filings, including the Annual Report on Form 10-K, can be found on the world wide web at www.sec.gov.


                              STOCKHOLDER PROPOSALS

         Pursuant to Regulation 14a-8 of the Securities and Exchange Commission, proposals by Stockholders which are intended for inclusion in the Company's proxy statement and proxy to be presented at the Company's next annual meeting must be received by the Company by May 17, 2002, in order to be considered for inclusion in the Company's proxy materials. Such proposals shall be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by Stockholders to be timely, a Stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than August 1, 2002. If a Stockholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).

                                  OTHER MATTERS

         Management of the Company does not know of any other matters, which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                           By Order of the Board of Directors



                                           /s/ Paul J. Lytle
                                           -------------------------------------
                                           Paul J. Lytle
                                           Vice President, Finance & Accounting
                                           Corporate Secretary

August 27, 2001
Tustin, California

                              [FORM OF PROXY CARD]

                         PEREGRINE PHARMACEUTICALS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 24, 2001

         The undersigned hereby appoints Edward J. Legere and Paul J. Lytle, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of Common Stock of PEREGRINE PHARMACEUTICALS, INC. held of record by the undersigned on August 27, 2001, at the Annual Meeting of Stockholders to be held at Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612 on October 24, 2001, at 10:00 A.M., Pacific Time, and at any and all adjournments thereof.

         1. ELECTION OF DIRECTORS:

         [ ]  FOR                    [ ]  WITHHOLD AUTHORITY

         approval of the election of all nominees listed below (except as marked to the contrary below):

                               Carlton M. Johnson
                               Edward J. Legere
                               Eric S. Swartz
                               Clive R. Taylor, M.D., Ph.D.

         To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

         -----------------------------------------------------------------------


         2. APPOINTMENT OF INDEPENDENT AUDITORS. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 30, 2002.

                  [ ]  FOR           [ ]  AGAINST          [ ]  ABSTAIN


         3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                        Dated: _____________________, ____, 2001


                                        Name: __________________________________


                                        Common Shares: _________________________


                                        ________________________________________
                                                       Signature



                                        ________________________________________
                                               Signature (if jointly held)


                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------